Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Gregory W. Freiberg, certify that:

1. I have reviewed this Annual Report on Form 10-K of New Media Investment Group Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: February 26, 2016	/s/ GREGORY W. FREIBERG
Gregory W. Freiberg
Chief Financial Officer
(Principal Financial Officer)